CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated September 10, 2002 relating to Dreyfus Premier Short Term Income Fund, Dreyfus Premier Yield Advantage Fund, Dreyfus Institutional Yield Advantage Fund and Dreyfus Intermediate Term Income Fund, which are incorporated by reference, in this Registration Statement (For N-1A No. 33-48926, Post-Effective Amendment no. 23) of Dreyfus Investment Grade Bond Funds, Inc.





                                          /s/Ernst & Young LLP
                                          ERNST & YOUNG LLP




New York, New York
October 31, 2002





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated September 10, 2002 relating to Dreyfus Premier Short Term Income Fund, Dreyfus Premier Yield Advantage Fund, Dreyfus Institutional Yield Advantage Fund and Dreyfus Intermediate Term Income Fund, which are incorporated by reference, in this Registration Statement (For N-1A No. 33-48926, Post-Effective Amendment no. 24) of Dreyfus Investment Grade Bond Funds, Inc.





                                          /s/Ernst & Young LLP
                                          ERNST & YOUNG LLP




New York, New York
October 31, 2002